EXHIBIT 10.3

SERVICE AGREEMENT

This SERVICE AGREEMENT (“Agreement”) is made as of April 2, 2015, by and between:

ALTERNATE HEALTH, INC., a corporation formed under the laws of Ontario, Canada, with its principle place of business as 56 Temperance, Toronto, Ontario, Suite 300, M5H 3V5 (“AHI”), and

NEW GLOBAL MedicaL, INC., a corporation formed under the laws of the state of Wyoming, U.S., with its principal place of business as 109 East 17th Street, Suite 4207, Cheyenne, Wyoming 82001 (“NGMI”).

RECITALS

WHEREAS, AHI and its affiliated entities are leaders in providing Information Technology (“IT”) support and solutions to corporations in the patient management technology industry and is willing to provide such services, as defined in this Agreement and the Appendices attached hereto;

AND WHEREAS, NGMI wishes to retain AHI to manage and service its patient management technology needs as set out herein and AHI has agreed to provide such services (“Services”);

NOW THEREFORE, in consideration of the sum as described in Article 3 - Billing, Fees and Payments, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the mutual undertakings set forth herein, the Parties herby agree as follows:

TERMS AND CONDITIONS

ARTICLE ONE - TERM.

1.1 Term. Term of this Agreement (“Term”) shall commence on the date in which the Parties sign this Agreement, and the Agreement Term will run for a period of up to twenty (20) years.

1.2 Renewal. The Term of this Agreement shall renew at the end of the current Term for an additional five (5) years and each successive Term unless NGMI or AHI send a written notice at least 120 days prior to the end of the initial Term or each successive Term.

ARTICLE TWO – SUBSCRIPTION TO SERVICES.

2.1 NGMI agrees to subscribe to the Services of AHI, as set out in the attached Appendix I and any additional appendices executed herein, (collectively the “Appendices”) in accordance with the terms and conditions set out and or referenced, including but not limited to the general terms and conditions and any and all appendices herein.

2.2 NGMI agrees that it will use AHI exclusively as related to servicing its patient management technology needs during the Term of any IP Development and/or Licensing Agreement entered into by NGMI with AHI or VIP-Patient, LLC or any other entity that is affiliated with AHI and/or forms part of the VIP-Patient group of companies.

SERVICE AGREEMENT | ALTERNATIVE HEALTH, INC. and  NEW GLOBAL MEDICAL, INC.

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ARTICLE THREE – BILLING, FEES, AND PAYMENTS.

3.1 NGMI agrees to pay to AHI or as AHI may otherwise direct, for the provision of the Services as set out herein, on a monthly basis, in arrears, a fee equal to the fully loaded cost to AHI, without any profit component, for providing the services to NGMI plus a twenty percent (20%) add-on. Monthly payments shall be accompanied by a statement prepared by AHI reflecting how the costs of services rendered that month were determined.

3.2 In the case of third Party charges (if applicable and as specified in Appendix II) incurred by AHI in connection with the Services as defined herein, AHI reserves the right to pass on such charges to NGMI including, if applicable, the 20% add-on referred to in 3.1 above.

3.3 NGMI agrees to pay for all Services as set out above.

3.4 If NGMI cancels or delays any requests for Services after the implementation process begins, but before Services are installed, applied or configured, NGMI shall be liable for any and all installation charges, removal costs and any applicable termination fees incurred by AHI, and such costs shall become payable upon receipt of invoice and in accordance with the provisions as set out in this Agreement.

ARTICLE FOUR – DISPUTE AND DISPUTE RESOLUTION.

4.1 NGMI agrees and acknowledges that any disputed portion of any disputed transaction amount shall be retained by AHI, pending resolution of the disputed item or amount. In the event of a dispute, the provision of the Services will not be suspended by AHI; and, only after written notification has been sent, and then after any and all attempts to cure or resolve the dispute have been exhausted, will the Parties take the matter to binding arbitration in accordance with the Rules of the American Arbitration Association.

4.2 Disputes arising out of or in connection with this Agreement, each Party agrees to make all reasonable efforts for amicable resolution of all disputes arising under this Agreement including, as noted above, binding arbitration.

ARTICLE FIVE – SECURITY DEPOSIT.

 5.1 AHI agrees and acknowledges that upon implementation of any of the Services as defined in this Agreement and or as set out in the Appendices, AHI will not request the right to obtain a security deposit, or request NGMI to agree to pay a “good faith”, deposit before Services are provided.

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ARTICLE SIX – INTELLECTUAL PROPERTY.

6.1 Any intellectual property which originates from or is developed by a party to this Agreement shall remain in the exclusive ownership of that Party. Except for a limited license to use patents, trademarks, copyrights and trade secrets to the extent necessary for the Parties to use any facilities or equipment (including but not limited to software) or to receive any Services solely as provided under this Agreement, no license or patent, copyright, trademark or trade secret, or other proprietary or intellectual property rights now or hereafter owned, controlled or licensable by a Party, is granted to either Party or shall be implied or arise by default.

6.2 Neither Party shall have any obligation to defend, indemnify or hold harmless, or acquire any license or right for the benefit of, or owe any other obligation or any liability to, the other party based on or arising from any claim, demand, or proceeding by any third party alleging or asserting that the use of any circuit, apparatus or system, or the use of any software, or the performance of any Services or method, or the provision or use of any facilities by either party under this Agreement, constitutes direct or contributory infringement, or misuse or misappropriation of any patent, copyright, trademark, trade secret, or any other proprietary or intellectual property. Notwithstanding the foregoing, AHI shall indemnify NGMI for any losses or damages arising from third party claims resulting from AHI failing to comply with its patent, copyright, trademark and trade secret obligations.

ARTICLE SEVEN – RESTRICTIONS ON USE OF SERVICE.

7.1 NGMI shall not intentionally use the Service being provided by AHI, or permit the Service to be used by NGMI for illegal purposes (including illegal product), or interfere with or disrupt other users of the Services or the Services as provided.

7.2 The Service may be used by NGMI and any legitimate NGMI permitted users using the VIP-Patient Management System or the CanaCard Patient Management System software only; including any person having NGMI’s authorized permission to access the Service.

7.3 NGMI is solely responsible for the content of any transmission using the Service and any other use of the Service, by NGMI or any permitted user(s).

ARTICLE EIGHT – TERMINATION OF AGREEMENT.

 8.1 During the Term of this Agreement, neither Party may terminate the Agreement as long as an Intellectual Property Development and/or Licensing Agreement between AHI, VIP-Patient, LLC or any other entity that is affiliated with AHI and/or forms part of the VIP-Patient group of companies and NGMI remains in force; thereafter, either Party may terminate this Agreement with 120 days prior written notice to the other, prior to the end of the Term or each successive Term of this Agreement. If termination of this agreement is initiated by NGMI, AHI shall be entitled to withhold and retain any Service Fees generated and owing up to the end of this Agreement’s Term.

8.2 Should this Agreement be terminated at the discretion of AHI without Just Cause (as defined below), AHI must continue to provide Service to NGMI, upon NGMI’s request for up to 12 months or until an alternate provider has been retained by the NGMI. For greater clarity, Just Cause is described in sub-sections 8.4 A, B & C below.

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8.3 During the transitional period from AHI to an alternate Information Technology solutions provider, AHI shall not be required to pay any additional costs that may be incurred by NGMI as a result of this termination.

8.4 AHI may terminate any services herein or any Agreement in its sole discretion with Just Cause immediately and without further obligation or liability to NGMI in the event:

A.

NGMI or any subsidiary or affiliate that is provided the Services under this Agreement fails to make delivery of patient management services to patients as required under this Agreement and where such failure of delivery remains uncorrected for twenty (20) calendar days after written notice from AHI has been given to NGMI noting an “NGMI Delivery Default”. In the event of an NGMI Delivery Default, AHI shall have the right to:

1. Immediately suspend Service to NGMI, and/or

2. Cease providing Services; and/or terminate this Agreement.

If this Agreement is terminated due to an NGMI Delivery Default, NGMI shall remain liable for the payment of all unpaid accrued charges for Services provided prior to termination;

B.	NGMI uses the Services in any manner that interferes with the operation of the AHI network or the use of AHI’s network by its permitted end-users; or

C.	If NGMI uses the Services for any unlawful purpose or in any unlawful manner.

8.5 Should NGMI be required to retain an alternate Information Technology Service provider as a result of termination, AHI shall be entitled to receive continued payment equal to monthly Service Fee as specified in Article 3 above until the alternate Technology Service provider has provided written notice that the move from AHI to the alternate Technology Service provider has been finalized.

ARTICLE NINE – OTHER TERMINATION OF THIS AGREEMENT.

9.1  Either Party may terminate this Agreement without any financial penalty if:

A.

The other Party becomes insolvent or makes a general assignment for the benefit of its creditors; a petition in bankruptcy is filed against the other Party; if the other Party is adjudged bankrupt or insolvent; or

B.

A receiver or other custodian of the other Party is appointed by instrument or by a court of competent jurisdiction; if any proceeding for a compromise with the other Party’s creditors should be instituted by or against the other party which is not satisfied, lifted, vacated, or dismissed within thirty (30) days; or, if the assets of the other party are sold or levied by any order of any court, administrative body, tribunal or similar authority.

In the event this Agreement is terminated as a result of sub-sections 9.1 A or B:

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9.2 Neither Party shall make any further use of all or any part of the Confidential Information as set forth in Article 12 below, of the other Party. NGMI shall make no further use of all or any part of the Services, unless AHI in its sole discretion agrees in writing to the extension.

9.3 Each Party shall cease any public statement or representation that it is in any way involved with the other Party and shall prohibit use of any trademark, service mark, or trade name of such other party, except as the latter may otherwise authorize in writing.

9.4 The provisions of this Agreement concerning Confidential Information, Limitation of Liability and Indemnification shall survive the termination of this Agreement, and termination shall not relieve either Party of the obligation to pay any amount due, or thereafter coming due.

ARTICLE TEN – LIMITATION OF LIABILITY.

10.1 Without limiting the generality of the foregoing, AHI shall not be liable for:

A.

Defamation or copyright or trademark infringement or any violation of any third party rights and responsibilities that may arise from the use of the Services or material transmitted or received via AHI’s system;

B.	Infringement of patents arising from combining and/or using NGMI’s equipment with the Services of AHI; and

C.

Any act or omissions of any connecting carrier, underlying carrier, local exchange telephone company, internet ISP, local access provider, or acts or omissions of any other providers connections, facilities ( including but not limited to equipment), or any other services which are used by AHI or NGMI under this Agreement;

D.	Capacity shortages in connectivity not directly caused by AHI;

E.	Any unauthorized uses of Services and/or devices by employees or associates of NGMI or any of its permitted users who are authorized users of the Services;

F.	Service interruptions, errors, delays or defects in transmission or failure to transmit caused by power fluctuations or power failure at NGMI or at any of its users; or

G.

Service interruptions, errors, delays or defects in transmission or failure to transmit caused by any connecting carrier, underlying carrier, local exchange telephone company, internet ISP or local access provider in performance of regular maintenance being conducted with prior written notification to NGMI.

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10.2 Insurance Coverage: AHI shall maintain during the term of the contract general liability insurance of not less than $1,000,000 per single occurrence and not less than $3,000,000 in annual coverage.

10.3 AHI shall not be liable for any loss, costs incurred, claim or damage, including but not limited to, exemplary, punitive, consequential, indirect or special damages, lost savings, lost profits, damages from harm to business, anticipated revenue or lost revenue or the loss of any data/information, suffered or incurred by NGMI or any third party, including but not limited to NGMI's employees, associates or permitted users, and arising out of any inaccuracies, errors, or omissions in the information provided by NGMI contained in the Services whether or not AHI has been advised of the possibilities of such damages.

10.4 AHI shall not be liable for any damages arising out of or relating to: facilities, equipment, software, applications, services or content provided by NGMI, its permitted users and/or any third Parties directed by NGMI to this Agreement, unauthorized access to or theft, alteration, deletion, loss or destruction of NGMI’s permitted user’s or any third Parties applications, content, data, programs, information, network or systems by any means, including without limitation viruses; or any act or omission or failure of NGMI or permitted users or failure of any permitted users equipment or connections provided by NGMI, its permitted users or third Parties directed by NGMI.

10.5 Except for the obligation to make payments for amounts due, neither party shall be liable to the other nor deemed in default under this Agreement if and to the extent that such party's performance of this Agreement is delayed or prevented due to a Force Majeure event. The term “Force Majeure” for the purposes of this Agreement is defined as an unforeseeable occurrence and occurs without its fault or negligence, including acts of God, fire, explosion, vandalism, cable cut, flood, storm, or other similar catastrophe; failure of the internet not related to CANACARD’s inactions, any law, order, regulation, direction, action or request of any governmental entity or court or civil or military authority having jurisdiction over either of the Parties, national emergencies, insurrections, riots, wars, strikes, lock-outs, or work stoppages.

ARTICLE ELEVEN – WARRANTIES & DISCLAIMERS.

11.1 Unless otherwise specified herein, AHI makes no warranties to NGMI or any other person or entity, whether implied, expressed or statutory, as to the description, quality, merchantability, completeness or fitness for any particular purpose of any Services provided hereunder or described herein, or as to any other matter, all of which warranties are hereby excluded and disclaimed.

ARTICLE TWELVE – CONFIDENTIALITY.

12.1 Both Parties acknowledge that each will obtain or gain access to non-public information that is strictly confidential and proprietary including but not limited to the technical, marketing, product, trading data, pricing strategies and business affairs of the other party ("Confidential Information" ), and each party agrees that it shall not permit the disclosure of any Confidential Information disclosed in connection with this Agreement to any person (other than an employee, shareholder, director, subcontractor or agent of the other party who must have such information for the performance of such Party's obligations hereunder), unless such duplication, use or disclosure is specifically authorized by the disclosing Party in writing. Confidential Information includes but is not limited to: (a) information belonging to either Party, or to either Party's suppliers, contractors, and other third Parties doing business with such Party; (b) the terms and conditions of this Agreement; and (c) the intellectual property of either party. Each Party shall protect the confidentiality of the other party's Confidential Information with the same degree of care it exercises to protect its own Confidential Information, but no less than a reasonable degree of care.

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12.2 NGMI further agrees to sign a Mutual Non-Disclosure Agreement in relation to Confidential Information disclosed here forth as a result of this Agreement.

12.3 Confidential Information shall not include any information that: (a) is in the public domain without breach of an obligation of confidentiality; (b) the recipient already possesses without obligation of confidentiality; (c) the recipient develops independently; (d) the recipient rightfully received from a third party without any obligation of confidentiality; or (e) is required to be disclosed pursuant to applicable law, regulation, judicial order, or other governmental authority.

ARTICLE THIRTEEN – GENERAL TERMS & PROVISIONS.

13.1 Indemnification. Each Party herby agrees to indemnify and hold harmless the other Party (“the Indemnified Party”) and its directors, officers, employees, agents, representatives, affiliates and associates, from and against any and all liabilities, loses, damage - known or unknown, cost and expense for any claim, suit or cause of action brought or sought against the Indemnified Party, arising to or from any part of this Agreement.

13.2 Relationship of Parties. Both Parties shall be deemed to have the status of an independent contractor, and nothing in this Agreement shall be deemed to place the Parties in the relationship of principal-agent, partners or joint ventures.

13.3 Governing Law. This Agreement shall be governed and construed in accordance with the laws in the Province of Ontario and the Federal laws of Canada that apply therein.

13.4 Severability. If any part of this Agreement is held out to be invalid, void or unenforceable for any reason such invalidity will affect only the portion of this Agreement which is invalid, and the remainder of the Agreement shall have the same force and effect and shall in no way be affected, impaired or invalidated.

13.5 Assignment. Neither Party hereto may assign or transfer any rights or obligations under this Agreement without the prior written consent of the other Party, except that each Party shall have the right to assign this Agreement, without consent, to an entity which acquires all or substantially all of the assets of such Party.

13.6 Injunctive Relief. The Parties recognize that a remedy at law for a breach of the provisions of this Agreement relating to Confidential Information and/or use of either Party's trademark, copyright, and other intellectual property rights will not be adequate for AHI’s or NGMI’s protection; and accordingly each Party shall have the right to obtain, in addition to any other relief and remedies available to it, injunctive relief to enforce the provisions of this Agreement.

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13.7 Survival. The provisions of this Agreement concerning Confidential Information, Limitation of Liability and Indemnification shall survive the termination of this Agreement.

13.8 Entire Agreement. This Agreement, including the Appendices attached to this Agreement, and the Mutual Non-Disclosure Agreement states the entire understanding and agreements between the Parties on this subject and supersedes all prior negotiations, understandings and agreements between the Parties concerning the subject matter. No provision of this Agreement shall be deemed waived, amended or modified by either Party unless such a waiver, amendment or modification is in writing, dated and signed by both Parties hereto. Modification may not occur through performance.

13.9 Electronic Signatures. Electronic signatures, in counterparts, to this Agreement shall be considered a complete Agreement with original signatures.

13.10 Notices. All Notices under this Agreement should be made in writing, forwarded, and addressed to:

Alternative Health, Inc.

56 Temperance Street, Suite 300

Toronto, Ontario

M5H 3V5

Attention: Lance McIntosh, CFO

E: lmcintosh@alternatehealth.ca

D: 416-607-5757, ext.201

New Global Medical, Inc.

109 East 17th Street, Suite 4217

Cheyenne, Wyoming 82001

Attention: Perry West, Chairman & CEO

E: email: perry.west@newglobalenergy.net

With a copy to: hmann@dcnetcast.com

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed by its duly authorized representatives.

Date: MAY 3, 2015	Date: MAY 4, 2015

ALTERNATIVE HEALTH, INC.	NEW GLOBAL MEDICAL, INC.

/S/ HOWARD MANN	/S/ PERRY DOUGLAS WEST
HOWARD MANN, CEO	PERRY DOUGLAS WEST, CEO

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APPENDIX 1

AHI agrees to provide NGMI with the following Services, as an independent contractor, on an on-going basis for the term of the Agreement:

Helpdesk Services

AHI will provide helpdesk support and will be responsible for performing problem determination for the complete Medical cannabis platform, including the functioning of the platform on the authorized user’s hardware.

A helpdesk number and email will be designated for AHI’s helpdesk services that will be manned 24 hours per day, 7 days per week, year round.

Desktops, Laptops, Printers and Cameras

Any desktops/laptops/printers/cameras supplied to NGMI or any of its authorized users will be supplied at reasonable prices by AHI will be configured to accommodate the AHI server/network architecture. AHI will also ensure that the authorized user’s own hardware is configured to accommodate the AHI server/network architecture.

Internet Access

NGMI or any of its authorized users will provide Internet access and a backup local internet link.

Monitoring Services

AHI shall monitor NGMI’s or any of its authorized user’s infrastructure and shall implement preventative measures to ensure optimum functionality and a high degree of availability of the AHI systems.

DRP/BCP

AHI shall continue to provide the services identified in this Agreement in the event NGMI or any of its authorized users is in a Disaster Recovery Mode.

Hardware

The technical support team will respond remotely to all service calls within three (3) hours. Connectivity of existing systems; including cabling, routers, hubs and network settings on each computer will be the responsibility of NGMI or its authorized users.

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Software

The technical support team will respond remotely to all service calls within three (3) hours.

AHI will not guarantee the recovery of any lost data if the data has not been previously stored on AHI’s file servers, storage servers or network.

Software maintenance will normally be done with the scheduled routine inspection.

Termination Fee

In the event that NGMI terminates this Agreement, there will be a fee of $250.00 per hour to complete tasks that are related to the transition or termination of the Services to another services provider for NGMI or any of its authorized users.

Transfer of Data upon Termination

Upon termination, AHI will make all reasonable attempts to provide NGMI with its data in a usable format. These attempts shall be made within a reasonable amount of time. This transfer of data shall be at the sole cost and expense of NGMI.

Additional Assumptions

AHI reserves the right to engage an authorized partner and/or qualified subcontractors to fulfill this scope of work without NGMI’s input or approval.

AHI shall not be responsible for delays, inefficiencies or non-delivery of Services caused by technology and data vendors or any other third party vendor.

NGMI will provide office space and office equipment for AHI staff to work within its premises should it be required (computers, phones, copying machine, fax machines, desk, chairs, paper supplies, etc.).

AHI will use its own ticketing system for logging inquiries, issues, problems, concerns related to the Services.

A reasonable amount of time will be provided to address any technical issue, and may vary depending on the nature of the issue and/or the solution.

AHI is not and will not be liable in the event of any lost data unless the data has previously been stored on AHI’s file servers, storage servers or network.

AHI will not be liable for loss of equipment within NGMI’s premises or any of its authorized users’ premises.

AHI will maintain and administer its own IT equipment inventory.

NGMI will designate representative(s) who will be the focal point for all AHI communications relative to this Agreement and will have the authority to act on behalf of the NGMI regarding this Agreement.

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